SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 2, 1997


                                BALL CORPORATION
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Indiana
           -----------------------------------------------------------
                 (State or other jurisdiction of incorporation)


             1-7349                                35-0160610
  --------------------------------    ---------------------------------------
     (Commission File Number)            (IRS Employer Identification No.)



                345 South High Street, Muncie, Indiana 47305-2326
                -------------------------------------------------
               (Address of principal executive office) (Zip Code)



Registrant's telephone number, including area code:  (317) 747-6100



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                                Ball Corporation
                           Current Report on Form 8-K
                             Dated January 17, 1997



Item 5.  Other Events.

On January 3, 1997, Ball Corporation announced that its Hong Kong subsidiary, FTB Packaging Limited, had completed the purchase of Lam Soon (Hong Kong) Limited's controlling interest in M.C. Packaging (Hong Kong) Limited on January 2, 1997. FTB paid approximately $73 million for Lam Soon's direct and indirect economic interest of approximately 30 percent and controls directly and indirectly approximately 51.2 percent of the voting rights of M.C. Packaging, a Hong Kong-based manufacturer of packaging products.

Ball, through FTB, has made an offer for the outstanding public shares of M.C. Packaging, also at HK$2.80 per share. If all public shares are tendered, FTB, for a total consideration of approximately US$190 million will own, directly or indirectly approximately 74 percent of the economic interest of M.C. Packaging and will control all of the voting rights. The offer is expected to be completed in February 1997.

Item 7.  Financial Statements and Exhibits

The following is filed as an Exhibit to this Report.

Exhibit Number 99

Description

Ball Announces Purchase of Lam Soon's Interest in M.C. Packaging.



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                                Ball Corporation
                           Current Report on Form 8-K
                             Dated January 17, 1997


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                BALL CORPORATION
                                  (Registrant)



Date:  January 17, 1997                     By:  /s/ A. R. Schlesinger
                                                 -----------------------------
                                                 A. R. Schlesinger
                                                 Vice President and Controller




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                                Ball Corporation
                           Current Report on Form 8-K
                             Dated January 17, 1997

                                  EXHIBIT INDEX


Exhibit           Description

EX-99 Text of a press release disseminated by the registrant on January 3, 1997.

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